                                                                      Exhibit 11

                              LA-MAN CORPORATION
                           EXHIBIT 11 TO FORM 10-KSB
                 FOR THE PERIODS ENDED JUNE 30, 1997 AND 1996
                      COMPUTATION OF NET INCOME PER SHARE


--------------------------------------------------------------------------------------------------------------------
                                                                     1997                           1996
                                                         ----------------------------   ----------------------------
                                                                            After                         After
                                                         Continuing      Discontinued    Continuing    Discontinued
                                                         Operations       Operations     Operations     Operations
                                                         ------------  ---------------  ------------  --------------
EARNINGS PER COMMON SHARE AND COMMON
EQUIVALENT SHARE:
 Net income as reported                                  $ 1,418,402   $   765,459       $ 1,024,215   $  367,806


 Pro-forma adjustments to net income under
 the modified treasury stock method of
 computing earnings per share:
  Reversal of interest expense                               233,140       233,140           201,266      201,266
  Interest income                                            124,849       124,849           162,927      162,927
                                                         -----------   -----------       -----------   ----------
 Pro-forma net income                                    $ 1,776,391   $ 1,123,448       $ 1,388,408   $  731,999
                                                         ===========   ===========       ===========   ==========


 Weighted average shares outstanding                       3,274,838     3,274,838         2,861,739    2,861,739


 Pro-forma adjustments to weighted average
 shares outstanding under the modified
 treasury stock method of computing
 earnings per share:
  Shares issuable under options and warrants               2,115,517     2,115,517         1,819,167    1,819,167
  Repurchased shares                                        (662,174)     (662,174)         (611,733)    (611,733)
                                                         -----------   -----------       -----------    ---------
 Pro-forma weighted average shares oustanding              4,728,181     4,728,181         4,069,173    4,069,173
                                                         ===========   ===========       ===========    =========
 Net income per common share and common

 equivalent share                                        $      0.38   $      0.24       $      0.34   $     0.18
                                                         ===========   ===========       ===========   ==========




EARNINGS PER COMMON SHARE - ASSUMING FULL DILUTION:
 Net income as reported                                  $ 1,418,402   $   765,459       $ 1,024,215   $  367,806


 Pro-forma adjustments to net income under
 the modified treasury stock method of
 computing earnings per share:
  Reversal of interest expense                               233,140       233,140           201,266      201,266
  Interest income                                            124,723       124,723           206,335      206,335
                                                         -----------   -----------       -----------   ----------
 Pro-forma net income                                    $ 1,776,265   $ 1,123,322       $ 1,431,816   $  775,407
                                                         ===========   ===========       ===========   ==========

 Weighted average shares outstanding                       3,274,838     3,274,838         2,861,739    2,861,739


 Pro-forma adjustments to weighted average
 shares outstanding under the modified
 treasury stock method of computing
 earnings per share:
  Shares issuable under options and warrants               2,115,517     2,115,517         1,819,167    1,819,167
  Shares issuable under convertible securities               157,500       157,500           150,000      150,000
  Repurchased shares                                        (662,174)     (662,174)         (611,733)    (611,733)
                                                         -----------   -----------       -----------   ----------
 Pro-forma weighted average shares oustanding              4,885,681     4,885,681         4,219,173    4,219,173
                                                         ===========   ===========       ===========   ==========

 Earnings per commons share - assuming full dilution     $      0.36   $      0.23       $      0.34   $     0.18
                                                         ===========   ===========       ===========   ==========